SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): December 7, 1999

                          ARAHOVA COMMUNICATIONS, INC..
             (Exact name of registrant as specified in its charter)

                                     0-16899
                            (Commission File Number)


              Delaware                                  25-1844576
  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                 Identification Number)


 One North Main Street - Coudersport, PA                16915-1141
(Address of principal executive Offices)                (Zip Code)


       Registrant's telephone number, including area code: (814) 274-9830





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Item 2. Acquisitions or Dispositions of Assets.

         On December 7, 1999, subsidiaries of Arahova Communications, Inc. ("Arahova" or the "Company") and AT&T consummated the pending cable system joint venture between the Company and AT&T in the Los Angeles, California area. This joint venture, Century-TCI California Communications, L.P., includes cable systems contributed by the Company and AT&T which together serve approximately 800,000 basic cable subscribers. The Company received a 75% interest in the joint venture and AT&T received a 25% interest in the joint venture. The joint venture systems will continue to be operated as cable television systems and related facilities. The joint venture systems will be managed by Adelphia Communications Corporation, the parent of the Company. In connection with the closing, the operating subsidiary of the joint venture entered into a new $1 billion bank credit facility with a syndicate of bank lenders for which Citibank, N.A. serves as the Administrative Agent.



Item 7. Financial Statements and Exhibits.

         (a)(b) Any required financial statements or pro forma financial information will be filed under Item 7 by an amendment to this Form 8-K within 60 days of the date of this Form 8-K.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          ARAHOVA COMMUNICATIONS, INC.

Date: December 22,  1999                 By: /s/ Timothy J. Rigas
                                                 ----------------
                                         Timothy J. Rigas
                                         Executive Vice President, Treasurer and
                                         Chief Financial Officer